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(214) 969-1378

                                    July 23, 1996

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive                                                     Exhibit 5.1
Durango, Colorado 81301

    Re:  Registration Statement on Form S-8

Dear Sirs and Madams:

    We have acted as counsel for Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 325 shares of the Company's Common Stock, $.03 par value per share (the "Shares"), for issuance under the Company's Franchisee-of-the-Year Award Program (the "Program").

    We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.

    In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the resolutions of the Company's Board of Directors establishing Program, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

    Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Program, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Respectfully submitted,

                                  THOMPSON & KNIGHT,
                                  A Professional Corporation


                                  By:    /s/ Kenn W. Webb
                                      ------------------------------------
                                       Kenn W. Webb, Attorney